Exhibit 99.1
Coca-Cola Reports Second Quarter 2026 Results and Raises Full Year Guidance

Global Unit Case Volume Grew 5%

Net Revenues Grew 7%;
Organic Revenues (Non-GAAP) Grew 6%

Operating Income Grew 9%;
Comparable Currency Neutral Operating Income (Non-GAAP) Grew 6%

Operating Margin was 34.9% versus 34.1% in the Prior Year;
Comparable Operating Margin (Non-GAAP) was 35.6% versus 34.7% in the Prior Year

EPS Grew 16% to $1.03; Comparable EPS (Non-GAAP) Grew 11% to $0.97

ATLANTA, July 28, 2026 – The Coca-Cola Company today reported second quarter 2026 results. “We delivered another strong quarter by staying close to the changing needs of our consumers and customers,” said Henrique Braun, CEO of The Coca-Cola Company. “While we continue to see a dynamic consumer landscape, we leveraged our powerful brands and system to gain value share, delivering revenue, profit and earnings growth while also investing for the long term.”

Highlights

Quarterly Performance
•Revenues: Net revenues grew 7% to $13.4 billion, and organic revenues (non-GAAP) grew 6%, driven by a 4% increase in concentrate sales and 2% growth in price/mix. Concentrate sales were 1 point behind unit case volume due to the timing of concentrate shipments.
•Operating margin: Operating margin was 34.9% versus 34.1% in the prior year, and comparable operating margin (non-GAAP) was 35.6% versus 34.7% in the prior year. Operating margin performance included items impacting comparability, as well as currency tailwinds. Comparable operating margin (non-GAAP) expansion was driven by organic revenue (non-GAAP) growth, lower operating expenses and currency tailwinds, partially offset by higher input costs and an increase in marketing investments which was partially due to timing.
•Earnings per share: EPS grew 16% to $1.03, and comparable EPS (non-GAAP) grew 11% to $0.97. EPS performance included the impact of a 4-point currency tailwind, while comparable EPS (non-GAAP) performance included the impact of a 2-point currency tailwind.
•Market share: The company gained value share in total nonalcoholic ready-to-drink (“NARTD”) beverages.

•Cash flow: Year-to-date cash flow from operations and free cash flow (non-GAAP) were $7.5 billion and $6.9 billion, respectively.

Company Updates
•Activating the FIFA World Cup™ behind a single, globally connected campaign: The FIFA World Cup™ provided a unique opportunity for the company to activate a campaign at unprecedented scale across more than 180 markets. Before the start of the tournament, the company’s FIFA World Cup™ Trophy Tour made more than 70 stops across approximately 30 markets and reached approximately 700,000 fans. Experiential activations, customer partnerships and retail programs spanning more than 20 million retail outlets also built consumer connections. Digital and social activations generated more than 60 billion impressions and over 9 billion views, supported by more than 2,500 content creators, helping Trademark Coca‑Cola become the #1 brand by share of voice during the tournament and leading to record-setting engagement with Powerade. The company also leveraged connected packaging to engage more than 80 million consumers and collect more than 25 million first-party data records, which can be used to tailor future marketing campaigns. By combining global scale with local execution, the company’s FIFA World Cup 2026™ campaign contributed to a portion of both 5% volume growth for Trademark Coca‑Cola and 8% volume growth for Powerade during the quarter.
•Scaling consumer-led innovation to create new sources of growth: The company is establishing innovation hubs across each of its operating units to translate consumer insights into locally relevant innovations to capture more drinking occasions. This approach allows the company to lift and shift successful innovations faster across markets. One example is Coca-Cola Zero Zero, which has redesigned packaging that better connects with consumers and meets demand for great taste with zero sugar, zero calories and zero caffeine. The offering is being extended to markets across Asia Pacific and Latin America following strong results and consumer reception in Europe. In China, the company adapted its U.S. Sprite+Tea innovation with a lemon-forward flavor profile that resonates with local Chinese consumers and supported Sprite’s volume growth during the quarter. The company is also expanding functional offerings to meet evolving consumer needs, including a sparkling sports drink, BODYARMOR FIT, which combines zero sugar with electrolytes and caffeine and provides metabolism support. In aggregate, innovation contributed to the company’s 5% volume growth during the quarter, reflecting its focus on improving speed to market and making innovation work harder across more brands and markets.

Operating Review – Three Months Ended July 3, 2026
Revenues and Volume

Percent Change	Concentrate Sales[1]	Price/Mix	Currency Impact	Acquisitions and Divestitures	Reported Net Revenues	Organic Revenues[2]	Unit Case Volume[3]
Consolidated	4	2	2	(1)	7	6	5
Europe, Middle East & Africa	1	1	2	(3)	2	3	4
Latin America	1	3	11	0	16	5	3
North America	3	4	0	0	7	7	3
Asia Pacific	11	(9)	(1)	0	1	2	8
Bottling Investments	8	2	0	(2)	8	10	5
Operating Income and EPS

Percent Change	Reported Operating Income	Items Impacting Comparability	Currency Impact	Comparable Currency Neutral Operating Income[2]
Consolidated	9	1	2	6
Europe, Middle East & Africa	(1)	2	2	(5)
Latin America	23	8	11	4
North America	4	(8)	0	12
Asia Pacific	1	2	(1)	0
Bottling Investments	55	4	(24)	75

Percent Change	Reported EPS	Items Impacting Comparability	Currency Impact	Comparable Currency Neutral EPS[2]
Consolidated	16	5	2	9

Note: Certain rows may not add due to rounding.
1 For Bottling Investments, this represents the percent change in net revenues attributable to the increase (decrease) in unit case volume computed based on total sales (rather than average daily sales) in each of the corresponding periods after considering the impact of structural changes, if any.
2 Organic revenues, comparable currency neutral operating income and comparable currency neutral EPS are non-GAAP financial measures. Refer to the Reconciliation of GAAP and Non-GAAP Financial Measures section.
3 Unit case volume is computed based on average daily sales.
In addition to the data in the preceding tables, operating results included the following:

Consolidated
•Unit case volume grew 5%, led by India, China, the United States and Brazil. Performance included the following:
◦Sparkling soft drinks grew 4%. Trademark Coca-Cola grew 5%, driven by growth across all geographic operating segments. Coca-Cola Zero Sugar grew 16%, driven by growth across all geographic operating segments. Diet Coke/Coca-Cola Light grew 7%, driven by growth in North America and Asia Pacific. Sparkling flavors grew 4%, primarily driven by growth in Asia Pacific.
◦Juice, value-added dairy and plant-based beverages grew 2%, driven by growth in Asia Pacific and North America.
◦Water, sports, coffee and tea grew 6%. Water grew 6%, driven by growth in Asia Pacific, Europe, Middle East & Africa (“EMEA”) and Latin America. Sports drinks grew 5%, driven by growth in North America, EMEA and

Asia Pacific. Coffee declined 2%, primarily driven by a decline in Asia Pacific. Tea grew 6%, driven by growth in EMEA, Latin America and Asia Pacific.
•Price/mix grew 2%, primarily driven by pricing actions in the marketplace, partially offset by unfavorable mix. Concentrate sales were 1 point behind unit case volume due to the timing of concentrate shipments.
•Operating income grew 9%, which included items impacting comparability and currency tailwinds. Comparable currency neutral operating income (non-GAAP) grew 6%, primarily driven by organic revenue (non-GAAP) growth and lower operating expenses, partially offset by higher input costs and an increase in marketing investments which was partially due to timing.

Europe, Middle East & Africa
•Unit case volume grew 4%, primarily driven by growth in Trademark Coca-Cola and water, sports, coffee and tea.
•Price/mix grew 1%, primarily driven by pricing actions in the marketplace, partially offset by unfavorable mix. Concentrate sales were 3 points behind unit case volume due to the timing of concentrate shipments.
•Operating income declined 1%, which included items impacting comparability and a currency tailwind. Comparable currency neutral operating income (non-GAAP) declined 5%, primarily driven by an increase in marketing investments and higher operating expenses.
•The company gained value share in total NARTD beverages, led by share gains in Germany and Morocco.

Latin America
•Unit case volume grew 3%, primarily driven by growth in Trademark Coca-Cola and water, sports, coffee and tea.
•Price/mix grew 3%, primarily driven by pricing actions in the marketplace, partially offset by unfavorable mix. Concentrate sales were 2 points behind unit case volume due to the timing of concentrate shipments.
•Operating income grew 23%, which included items impacting comparability and a currency tailwind. Comparable currency neutral operating income (non-GAAP) grew 4%, primarily driven by organic revenue (non-GAAP) growth and lower operating expenses, partially offset by an increase in marketing investments.
•The company gained value share in total NARTD beverages, led by share gains in Brazil and Mexico.

North America
•Unit case volume grew 3%, primarily driven by growth in Trademark Coca-Cola and juice, value-added dairy and plant-based beverages.
•Price/mix grew 4%, primarily driven by pricing actions in the marketplace. Concentrate sales were in-line with unit case volume.
•Operating income grew 4%, which included items impacting comparability. Comparable currency neutral operating income (non-GAAP) grew 12%, primarily driven by organic revenue (non-GAAP) growth and lower operating expenses, partially offset by higher input costs and an increase in marketing investments.
•The company gained value share in total NARTD beverages, led by share gains in Trademark Coca-Cola and juice, value-added dairy and plant-based beverages.

Asia Pacific
•Unit case volume grew 8%, primarily driven by growth in sparkling flavors and Trademark Coca-Cola.
•Price/mix declined 9%, primarily driven by unfavorable mix and affordability initiatives. Concentrate sales were 3 points ahead of unit case volume due to the timing of concentrate shipments.
•Operating income grew 1%, which included items impacting comparability and a currency headwind. Comparable currency neutral operating income (non-GAAP) was even, as organic revenue (non-GAAP) growth and lower operating expenses were offset by higher input costs and an increase in marketing investments.
•The company lost value share in total NARTD beverages, as gains in Japan and China were more than offset by a loss in India.

Bottling Investments
•Unit case volume grew 5%, largely due to growth in India.
•Price/mix grew 2%, primarily driven by pricing actions in the marketplace and favorable mix.
•Operating income grew 55%, which included items impacting comparability, a currency headwind and the impact of refranchising bottling operations. Comparable currency neutral operating income (non-GAAP) grew 75%, primarily driven by organic revenue (non-GAAP) growth, partially offset by higher input costs.

Operating Review – Six Months Ended July 3, 2026
Revenues and Volume

Percent Change	Concentrate Sales[1]	Price/Mix	Currency Impact	Acquisitions and Divestitures	Reported Net Revenues	Organic Revenues[2]	Unit Case Volume[3]
Consolidated	6	2	2	(1)	9	8	4
Europe, Middle East & Africa	3	3	4	(3)	7	6	3
Latin America	4	2	8	0	15	7	2
North America	7	3	0	0	10	9	3
Asia Pacific	11	(8)	0	0	3	3	7
Bottling Investments	10	0	2	(2)	10	10	3
Operating Income and EPS

Percent Change	Reported Operating Income	Items Impacting Comparability	Currency Impact	Comparable Currency Neutral Operating Income[2]
Consolidated	14	3	2	9
Europe, Middle East & Africa	7	3	2	2
Latin America	19	6	6	7
North America	11	(3)	0	14
Asia Pacific	(6)	3	(1)	(8)
Bottling Investments	60	0	0	60

Percent Change	Reported EPS	Items Impacting Comparability	Currency Impact	Comparable Currency Neutral EPS[2]
Consolidated	17	3	3	12

Note: Certain rows may not add due to rounding.
1 For Bottling Investments, this represents the percent change in net revenues attributable to the increase (decrease) in unit case volume computed based on total sales (rather than average daily sales) in each of the corresponding periods after considering the impact of structural changes, if any.
2 Organic revenues, comparable currency neutral operating income and comparable currency neutral EPS are non-GAAP financial measures. Refer to the Reconciliation of GAAP and Non-GAAP Financial Measures section.
3 Unit case volume is computed based on average daily sales.

Outlook
The 2026 outlook information provided below includes forward-looking non-GAAP financial measures, which management uses in measuring performance. The company is not able to reconcile full year 2026 projected organic revenues (non-GAAP) to full year 2026 projected reported net revenues, full year 2026 projected comparable net revenues (non-GAAP) to full year 2026 projected reported net revenues, full year 2026 projected underlying effective tax rate (non-GAAP) to full year 2026 projected reported effective tax rate, full year 2026 projected comparable currency neutral EPS excluding acquisitions and divestitures (non-GAAP) to full year 2026 projected reported EPS, or full year 2026 projected comparable EPS (non-GAAP) to full year 2026 projected reported EPS without unreasonable efforts because it is not possible to predict with a reasonable degree of certainty the exact timing and exact impact of acquisitions and divestitures throughout 2026; the exact timing and exact amount of items impacting comparability throughout 2026; and the exact impact of fluctuations in foreign currency exchange rates throughout 2026. The unavailable information could have a significant impact on the company’s full year 2026 reported financial results.
Full Year 2026 Guidance

	Current	Prior
Organic revenues (non-GAAP)	Approx. 5% growth	4% to 5% growth
Comparable net revenues (non-GAAP)	•Approx. 1% currency tailwind[1] •2% to 3% headwind from acquisitions and divestitures[2]	•1% to 2% currency tailwind[1] •Approx. 4% headwind from acquisitions and divestitures[2]
Underlying effective tax rate (non-GAAP)[3]	19.9%	19.9%
Comparable currency neutral EPS excluding acquisitions and divestitures (non-GAAP)	7% to 8% growth	6% to 7% growth
Comparable EPS (non-GAAP)	9% to 10% growth, which includes: •Approx. 3% currency tailwind[1] •Approx. 1% headwind from acquisitions and divestitures[2]	8% to 9% growth, which includes: •Approx. 3% currency tailwind[1] •Approx. 1% headwind from acquisitions and divestitures[2]
Free cash flow (non-GAAP)	Approx. $12.4 billion, consisting of: •Approx. $14.6 billion of cash from operations •Approx. $2.2 billion of capital expenditures	Approx. $12.2 billion, consisting of: •Approx. $14.4 billion of cash from operations •Approx. $2.2 billion of capital expenditures

Third Quarter 2026 Considerations

Comparable net revenues (non-GAAP)	•Approx. 1% currency tailwind[1] •Approx. 1% headwind from acquisitions and divestitures[2]
Comparable EPS (non-GAAP)	•Approx. 3% currency tailwind[1] •Minimal headwind from acquisitions and divestitures[2]

1 Current column based on current rates and including the impact of hedged positions. Prior column based on prior rates and including the impact of hedge positions.
2 Current column assumes the pending sale of our bottling operations in Africa closes towards the end of the third quarter or during the fourth quarter of 2026 and prior column assumes the pending sale of our bottling operations in Africa closes during the second half of 2026. Closing is subject to regulatory approvals.
3 This does not include the impact of ongoing tax litigation with the U.S. Internal Revenue Service, if the company were not to prevail.

Notes
•All references to growth rate percentages and share compare the results of the period to those of the prior year comparable period, unless otherwise noted.
•All references to volume and volume percentage changes indicate unit case volume, unless otherwise noted. All volume percentage changes are computed based on average daily sales, unless otherwise noted. “Unit case” means a unit of measurement equal to 192 U.S. fluid ounces of finished beverage (24 eight-ounce servings), with the exception of unit case equivalents for Costa non-ready-to-drink beverage products, which are primarily measured in number of transactions. “Unit case volume” means the number of unit cases (or unit case equivalents) of company beverages directly or indirectly sold by the company and its bottling partners to customers or consumers.
•“Concentrate sales” represents the amount of concentrates, syrups, beverage bases, source waters and powders/minerals (in all instances expressed in unit case equivalents) sold by, or used in finished beverages sold by, the company to its bottling partners or other customers. For Costa non-ready-to-drink beverage products, “concentrate sales” represents the amount of beverages, primarily measured in number of transactions (in all instances expressed in unit case equivalents), sold by the company to customers or consumers. In the reconciliation of reported net revenues, “concentrate sales” represents the percent change in net revenues attributable to the increase (decrease) in concentrate sales volume for the geographic operating segments after considering the impact of acquisitions and divestitures, if any. For the Bottling Investments operating segment, this represents the percent change in net revenues attributable to the increase (decrease) in unit case volume computed based on total sales (rather than average daily sales) in each of the corresponding periods after considering the impact of structural changes, if any. The Bottling Investments operating segment reflects unit case volume growth for consolidated bottlers only.
•“Price/mix” represents the change in net operating revenues caused by factors such as price changes, the mix of products and packages sold, and the mix of channels and geographic territories where the sales occurred.
•First quarter 2026 financial results were impacted by six additional days as compared to first quarter 2025, and fourth quarter 2026 financial results will be impacted by six fewer days as compared to fourth quarter 2025. Unit case volume results for the quarters are not impacted by the variances in days due to the average daily sales computation referenced above.

Conference Call
The company is hosting a conference call with investors and analysts to discuss second quarter 2026 operating results today, July 28, 2026, at 8:30 a.m. ET. The company invites participants to listen to a live webcast of the conference call on the company’s website, http://www.coca-colacompany.com, in the “Investors” section. An audio replay in downloadable digital format and a transcript of the call will be available on the website within 24 hours following the call. Further, the “Investors” section of the website includes certain supplemental information and a reconciliation of non-GAAP financial measures to the company’s results as reported under GAAP, which may be used during the call when discussing financial results.

Contacts:
Investors and Analysts: Todd Beiger, koinvestorrelations@coca-cola.com
Media: Scott Leith, sleith@coca-cola.com

THE COCA-COLA COMPANY AND SUBSIDIARIES
Consolidated Statements of Income
(In millions except per share data)

	Three Months Ended
	July 3, 2026	June 27, 2025	% Change
Net Operating Revenues	$13,380	$12,535	7
Cost of goods sold	4,965	4,714	5
Gross Profit	8,415	7,821	8
Selling, general and administrative expenses	3,720	3,470	7
Other operating charges	23	71	(68)
Operating Income	4,672	4,280	9
Interest income	198	188	6
Interest expense	369	445	(17)
Equity income (loss) — net	604	561	8
Other income (loss) — net	370	212	74
Income Before Income Taxes	5,475	4,796	14
Income taxes	1,037	993	4
Consolidated Net Income	4,438	3,803	17
Less: Net income (loss) attributable to noncontrolling interests	13	(7)	—
Net Income Attributable to Shareowners of The Coca-Cola Company	$4,425	$3,810	16
Basic Net Income Per Share[1]	$1.03	$0.89	16
Diluted Net Income Per Share[1]	$1.03	$0.88	16
Average Shares Outstanding	4,303	4,304	0
Effect of dilutive securities	10	11	(3)
Average Shares Outstanding Assuming Dilution	4,313	4,315	0
Note: Certain growth rates may not recalculate using the rounded dollar amounts provided.
1 Calculated based on net income attributable to shareowners of The Coca-Cola Company.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Consolidated Statements of Income
(In millions except per share data)

	Six Months Ended
	July 3, 2026	June 27, 2025	% Change
Net Operating Revenues	$25,852	$23,664	9
Cost of goods sold	9,585	8,877	8
Gross Profit	16,267	14,787	10
Selling, general and administrative expenses	7,192	6,704	7
Other operating charges	44	144	(70)
Operating Income	9,031	7,939	14
Interest income	420	368	14
Interest expense	744	832	(11)
Equity income (loss) — net	988	912	8
Other income (loss) — net	391	466	(16)
Income Before Income Taxes	10,086	8,853	14
Income taxes	1,682	1,715	(2)
Consolidated Net Income	8,404	7,138	18
Less: Net income (loss) attributable to noncontrolling interests	55	(2)	—
Net Income Attributable to Shareowners of The Coca-Cola Company	$8,349	$7,140	17
Basic Net Income Per Share[1]	$1.94	$1.66	17
Diluted Net Income Per Share[1]	$1.94	$1.65	17
Average Shares Outstanding	4,302	4,303	0
Effect of dilutive securities	11	11	2
Average Shares Outstanding Assuming Dilution	4,313	4,314	0
Note: Certain growth rates may not recalculate using the rounded dollar amounts provided.
1 Calculated based on net income attributable to shareowners of The Coca-Cola Company.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Consolidated Balance Sheets
(In millions except par value)

	July 3, 2026	December 31, 2025
ASSETS
Current Assets
Cash and cash equivalents	$12,907	$10,270
Short-term investments	622	3,602
Total Cash, Cash Equivalents and Short-Term Investments	13,529	13,872
Marketable securities	2,842	1,934
Trade accounts receivable, less allowances of $492 and $495, respectively	3,732	3,038
Inventories	4,647	4,425
Prepaid expenses and other current assets	2,688	2,433
Assets held for sale	5,438	5,342
Total Current Assets	32,876	31,044
Equity method investments	20,782	20,235
Deferred income tax assets	1,090	1,206
Property, plant and equipment — net	9,636	9,613
Trademarks with indefinite lives	12,500	12,531
Goodwill	15,456	15,491
Other noncurrent assets	15,582	14,696
Total Assets	$107,922	$104,816
LIABILITIES AND EQUITY
Current Liabilities
Accounts payable and accrued expenses	$15,434	$14,813
Loans and notes payable	48	1,551
Current maturities of long-term debt	6,494	1,822
Accrued income taxes	782	525
Liabilities held for sale	2,442	2,570
Total Current Liabilities	25,200	21,281
Long-term debt	37,001	42,119
Other noncurrent liabilities	4,627	4,735
Deferred income tax liabilities	2,779	2,406
The Coca-Cola Company Shareowners’ Equity
Common stock, $0.25 par value; authorized — 11,200 shares; issued — 7,040 shares	1,760	1,760
Capital surplus	20,741	20,581
Reinvested earnings	84,169	80,382
Accumulated other comprehensive income (loss)	(13,626)	(14,131)
Treasury stock, at cost — 2,737 and 2,738 shares, respectively	(56,894)	(56,423)
Equity Attributable to Shareowners of The Coca-Cola Company	36,150	32,169
Equity attributable to noncontrolling interests	2,165	2,106
Total Equity	38,315	34,275
Total Liabilities and Equity	$107,922	$104,816

THE COCA-COLA COMPANY AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(In millions)

	Six Months Ended
	July 3, 2026	June 27, 2025
Operating Activities
Consolidated net income	$8,404	$7,138
Adjustments to reconcile consolidated net income to net cash provided by operating activities:
Depreciation and amortization	530	546
Stock-based compensation expense	117	130
Deferred income taxes	353	459
Equity (income) loss — net of dividends	(520)	(387)
Foreign currency adjustments	107	111
Significant (gains) losses — net	(56)	(433)
Other operating charges	—	38
Other items	(125)	238
Net change in operating assets and liabilities	(1,267)	(9,231)
Net Cash Provided by (Used in) Operating Activities	7,543	(1,391)
Investing Activities
Purchases of investments	(2,799)	(2,865)
Proceeds from disposals of investments	4,574	2,201
Acquisitions of businesses, equity method investments and nonmarketable securities	(199)	(179)
Proceeds from disposals of businesses, equity method investments and nonmarketable securities	1	973
Purchases of property, plant and equipment	(684)	(751)
Proceeds from disposals of property, plant and equipment	7	13
Collateral (paid) received associated with hedging activities — net	(37)	206
Other investing activities	241	124
Net Cash Provided by (Used in) Investing Activities	1,104	(278)
Financing Activities
Issuances of loans, notes payable and long-term debt	9	5,320
Payments of loans, notes payable and long-term debt	(1,559)	(2,630)
Issuances of stock	251	223
Purchases of stock for treasury	(663)	(472)
Dividends	(4,562)	(2,283)
Other financing activities	(11)	(106)
Net Cash Provided by (Used in) Financing Activities	(6,535)	52
Effect of Exchange Rate Changes on Cash, Cash Equivalents, Restricted Cash and Restricted Cash Equivalents	85	332
Cash, Cash Equivalents, Restricted Cash and Restricted Cash Equivalents
Net increase (decrease) in cash, cash equivalents, restricted cash and restricted cash equivalents during the period	2,197	(1,285)
Cash, cash equivalents, restricted cash and restricted cash equivalents at beginning of period	11,010	11,488
Cash, Cash Equivalents, Restricted Cash and Restricted Cash Equivalents at End of Period	13,207	10,203
Less: Restricted cash and restricted cash equivalents at end of period	300	613
Cash and Cash Equivalents at End of Period	$12,907	$9,590

THE COCA-COLA COMPANY AND SUBSIDIARIES
Operating Segments and Corporate
(In millions)

Three Months Ended

	Net Operating Revenues[1]			Operating Income (Loss)
	July 3, 2026	June 27, 2025	% Fav. / (Unfav.)	July 3, 2026	June 27, 2025	% Fav. / (Unfav.)
EMEA	$3,240	$3,176	2	$1,309	$1,325	(1)
Latin America	1,839	1,587	16	1,177	957	23
North America	5,408	5,029	7	1,695	1,621	4
Asia Pacific	1,581	1,572	1	656	647	1
Bottling Investments	1,527	1,411	8	91	59	55
Corporate	37	39	(2)	(256)	(329)	22
Eliminations	(252)	(279)	10	—	—	—
Consolidated	$13,380	$12,535	7	$4,672	$4,280	9
Note: Certain growth rates may not recalculate using the rounded dollar amounts provided.
1 During the three months ended July 3, 2026, intersegment revenues were $153 million for EMEA, $3 million for North America, $94 million for Asia Pacific and $2 million for Bottling Investments. During the three months ended June 27, 2025, intersegment revenues were $168 million for EMEA, $1 million for North America, $108 million for Asia Pacific and $2 million for Bottling Investments.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Operating Segments and Corporate
(In millions)

Six Months Ended

	Net Operating Revenues[1]			Operating Income (Loss)
	July 3, 2026	June 27, 2025	% Fav. / (Unfav.)	July 3, 2026	June 27, 2025	% Fav. / (Unfav.)
EMEA	$6,252	$5,833	7	$2,568	$2,390	7
Latin America	3,517	3,064	15	2,215	1,861	19
North America	10,301	9,390	10	3,301	2,962	11
Asia Pacific	3,089	2,993	3	1,192	1,271	(6)
Bottling Investments	3,167	2,874	10	282	178	60
Corporate	69	65	7	(527)	(723)	27
Eliminations	(543)	(555)	2	—	—	—
Consolidated	$25,852	$23,664	9	$9,031	$7,939	14
Note: Certain growth rates may not recalculate using the rounded dollar amounts provided.
1 During the six months ended July 3, 2026, intersegment revenues were $358 million for EMEA, $5 million for North America, $176 million for Asia Pacific and $4 million for Bottling Investments. During the six months ended June 27, 2025, intersegment revenues were $344 million for EMEA, $3 million for North America, $204 million for Asia Pacific and $4 million for Bottling Investments.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
The company reports its financial results in accordance with accounting principles generally accepted in the United States (“GAAP” or referred to herein as “reported”). To supplement our consolidated financial statements reported on a GAAP basis, we provide the following non-GAAP financial measures: “comparable net revenues,” “comparable currency neutral net revenues,” “organic revenues,” “comparable operating margin,” “underlying operating margin,” “comparable operating income,” “comparable currency neutral operating income,” “comparable EPS,” “comparable currency neutral EPS,” “comparable currency neutral EPS excluding acquisitions and divestitures,” “underlying effective tax rate” and “free cash flow,” each of which is defined below. Management believes these non-GAAP financial measures provide investors with additional meaningful financial information that should be considered when assessing our underlying business performance and trends. Further, management believes these non-GAAP financial measures also enhance investors’ ability to compare period-to-period financial results. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the company’s reported results prepared in accordance with GAAP. Our non-GAAP financial measures do not represent a comprehensive basis of accounting. Therefore, our non-GAAP financial measures may not be comparable to similarly titled measures reported by other companies. Reconciliations of each of these non-GAAP financial measures to GAAP information are also included below. Management uses these non-GAAP financial measures in making financial, operating, compensation and planning decisions and in evaluating the company’s performance. Disclosing these non-GAAP financial measures allows investors and management to view our operating results excluding the impact of items that are not reflective of the underlying operating performance.
DEFINITIONS
•“Currency neutral operating results” are determined by dividing or multiplying, as appropriate, our current period actual U.S. dollar operating results by the current period actual exchange rates (that include the impact of current period currency hedging activities) to derive our current period local currency operating results. We then multiply or divide, as appropriate, the derived current period local currency operating results by the foreign currency exchange rates (that also include the impact of the comparable prior period currency hedging activities) used to translate the company’s financial statements in the comparable prior year period to determine what the current period U.S. dollar operating results would have been if the foreign currency exchange rates had not changed from the comparable prior year period.
•“Acquisitions and divestitures” generally refers to acquisitions and divestitures of brands or businesses, some of which the company considers to be structural changes. The impact of acquisitions and divestitures is the difference between the change in the relevant metric and the change in what that metric would have been if we removed the amount associated with an acquisition or a divestiture from either the current year or the prior year, as applicable. We generally refer to acquisitions and divestitures of bottling operations as “structural changes,” which are a component of acquisitions and divestitures and also include the impact of intercompany transactions between our operating segments, as applicable. Typically, structural changes do not impact the company’s unit case volume on a consolidated basis or at the geographic operating segment level. In May 2025, the company refranchised our bottling operations in certain territories in India. The impact of this refranchising has been included as a structural change in our analysis of net revenues on a consolidated basis as well as for the Bottling Investments and Asia Pacific operating segments for the three and six months ended July 3, 2026. Additionally, in October 2025, the company sold our finished product operations in Nigeria. The impact of this sale has been included as a divestiture in our analysis of net revenues on a consolidated basis as well as for the EMEA operating segment for the three and six months ended July 3, 2026.
•“Comparable net revenues” is a non-GAAP financial measure that excludes or has otherwise been adjusted for items impacting comparability (discussed further below). “Comparable currency neutral net revenues” is a non-GAAP financial measure that excludes or has otherwise been adjusted for items impacting comparability (discussed further below) as well as the impact of fluctuations in foreign currency exchange rates. Management believes the comparable net revenues (non-GAAP) growth measure and the comparable currency neutral net revenues (non-GAAP) growth measure provide investors with useful supplemental information to enhance their understanding of the company’s revenue performance and trends by improving their ability to compare our period-to-period results. “Organic revenues” is a non-GAAP financial measure that excludes or has otherwise been adjusted for the impact of acquisitions and divestitures, as applicable, and the impact of fluctuations in foreign currency exchange rates. Management believes the organic revenue (non-GAAP) growth measure provides users with useful supplemental information regarding the company’s

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
ongoing revenue performance and trends by presenting revenue growth excluding the impact of foreign exchange as well as the impact of acquisitions and divestitures.
•“Comparable operating income” is a non-GAAP financial measure that excludes or has otherwise been adjusted for items impacting comparability (discussed further below). “Comparable currency neutral operating income” is a non-GAAP financial measure that excludes or has otherwise been adjusted for items impacting comparability (discussed further below) and the impact of fluctuations in foreign currency exchange rates. “Comparable operating margin” is a non-GAAP financial measure that excludes or has otherwise been adjusted for items impacting comparability (discussed further below). “Underlying operating margin” is a non-GAAP financial measure that excludes or has otherwise been adjusted for items impacting comparability (discussed further below), the impact of fluctuations in foreign currency exchange rates, and the impact of acquisitions and divestitures, as applicable. Management uses these non-GAAP financial measures to evaluate the company’s performance and make resource allocation decisions. Further, management believes the comparable operating income (non-GAAP) growth measure, comparable currency neutral operating income (non-GAAP) growth measure, comparable operating margin (non-GAAP) measure and underlying operating margin (non-GAAP) measure enhance its ability to communicate the underlying operating results and provide investors with useful supplemental information to enhance their understanding of the company’s underlying business performance and trends by improving their ability to compare our period-to-period financial results.
•“Comparable EPS,” “comparable currency neutral EPS” and “comparable currency neutral EPS excluding acquisitions and divestitures” are non-GAAP financial measures that exclude or have otherwise been adjusted for items impacting comparability (discussed further below). Comparable currency neutral EPS (non-GAAP) has been adjusted for the impact of fluctuations in foreign currency exchange rates, and comparable currency neutral EPS excluding acquisitions and divestitures (non-GAAP) has been adjusted for the impact of fluctuations in foreign currency exchange rates and the impact of acquisitions and divestitures, as applicable. Management uses these non-GAAP financial measures to evaluate the company’s performance and make resource allocation decisions. Further, management believes the comparable EPS (non-GAAP), comparable currency neutral EPS (non-GAAP) and comparable currency neutral EPS excluding acquisitions and divestitures (non-GAAP) growth measures enhance its ability to communicate the underlying operating results and provide investors with useful supplemental information to enhance their understanding of the company’s underlying business performance and trends by improving their ability to compare our period-to-period financial results.
•“Underlying effective tax rate” is a non-GAAP financial measure that represents the estimated annual effective income tax rate on income before income taxes, which excludes or has otherwise been adjusted for items impacting comparability (discussed further below).
•“Free cash flow” is a non-GAAP financial measure that represents net cash provided by operating activities less purchases of property, plant and equipment. Management uses this non-GAAP financial measure to evaluate the company’s performance and make resource allocation decisions.
ITEMS IMPACTING COMPARABILITY
The following information is provided to give qualitative and quantitative information related to items impacting comparability. Items impacting comparability are not defined terms within GAAP. Therefore, our non-GAAP financial information may not be comparable to similarly titled measures reported by other companies. We determine which items to consider as “items impacting comparability” based on how management views our business; makes financial, operating, compensation and planning decisions; and evaluates the company’s ongoing performance. Items such as charges, gains and accounting changes which are viewed by management as impacting only the current period or the comparable period, but not both, or as pertaining to different and unrelated underlying activities or events across comparable periods, are generally considered “items impacting comparability.” Items impacting comparability include, but are not limited to, asset impairments, transaction gains/losses including associated costs, and charges related to restructuring initiatives, in each case when exceeding a U.S. dollar threshold. Also included are our proportionate share of similar items incurred by our equity method investees, timing differences related to our economic (non-designated) hedging activities, and timing differences related to unrealized mark-to-market adjustments of equity securities and trading debt securities, regardless of size. In addition, we provide the impact that fluctuations in foreign currency exchange rates had on our financial results (“currency neutral operating results” defined above).

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
Asset Impairments
During the three and six months ended June 27, 2025, the company recorded an other-than-temporary impairment charge of $40 million related to an equity method investee in Latin America, which was primarily driven by revised projections of future operating results. The company also recorded a charge of $31 million related to the impairment of a trademark in Latin America, which was primarily driven by revised projections of future operating results and changes in macroeconomic conditions.
During the six months ended June 27, 2025, the company recorded an other-than-temporary impairment charge of $25 million in Latin America, primarily driven by the restructuring of a joint venture.
Equity Investees
During the three and six months ended July 3, 2026, the company recorded a net gain of $11 million and a net charge of $22 million, respectively. During the three and six months ended June 27, 2025, the company recorded net charges of $20 million and $28 million, respectively. These amounts represent the company’s proportionate share of significant operating and nonoperating items recorded by certain of our equity method investees.
Transaction Gains/Losses
During the three and six months ended July 3, 2026, the company recorded a reduction in the previously recorded impairment charge of $66 million and $56 million, respectively, related to our bottling operations in Africa, which are held for sale. This reduction is based on management's revised estimates.
During the three and six months ended June 27, 2025, the company recognized a gain of $102 million and incurred $7 million of transaction costs related to the refranchising of our bottling operations in certain territories in India. The company also recorded a charge of $28 million related to assets held for sale.
During the six months ended June 27, 2025, the company recorded a gain of $331 million related to the sale of a portion of our ownership interest in Coca-Cola Europacific Partners plc, an equity method investee. The company also recorded a charge of $47 million related to the remeasurement of our contingent consideration liability to fair value in conjunction with our acquisition of fairlife. In March 2025, the company made the remaining milestone payment for fairlife.
Restructuring
During the three and six months ended June 27, 2025, the company recorded charges of $28 million and $39 million, respectively. The costs incurred were primarily related to certain initiatives designed to further simplify and standardize our organization as part of our productivity and reinvestment program.
Other Items
Economic (Non-Designated) Hedges
The company uses derivatives as economic hedges primarily to mitigate the foreign exchange risk for certain currencies, certain interest rate risk, and the price risk associated with the purchase of materials used in our manufacturing processes as well as the purchase of vehicle fuel. Although these derivatives were not designated and/or did not qualify for hedge accounting, they are effective economic hedges. The changes in fair values of these economic hedges are immediately recognized in earnings.
The company excludes the net impact of mark-to-market adjustments for outstanding hedges and realized gains/losses for settled hedges from our non-GAAP financial information until the period in which the underlying exposure being hedged impacts our consolidated statement of income. Management believes this adjustment provides meaningful information related to the impact of our economic hedging activities. During the three and six months ended July 3, 2026, the net impact of the company’s adjustment related to our economic hedging activities resulted in an increase of $56 million and a decrease of $30 million, respectively, to our non-GAAP income before income taxes.
During the three and six months ended June 27, 2025, the net impact of the company’s adjustment related to our economic hedging activities resulted in increases of $24 million and $71 million, respectively, to our non-GAAP income before income taxes.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
Unrealized Gains and Losses on Equity and Trading Debt Securities
The company excludes the net impact of unrealized gains and losses resulting from mark-to-market adjustments on our equity and trading debt securities from our non-GAAP financial information until the period in which the underlying securities are sold and the associated gains or losses are realized, unless individually significant. Management believes this adjustment provides meaningful information related to the impact of our investments in equity and trading debt securities. During the three and six months ended July 3, 2026, the net impact of the company’s adjustment related to unrealized gains and losses on our equity and trading debt securities resulted in decreases of $247 million and $161 million, respectively, to our non-GAAP income before income taxes.
During the three and six months ended June 27, 2025, the net impact of the company’s adjustment related to unrealized gains and losses on our equity and trading debt securities resulted in decreases of $131 million and $87 million, respectively, to our non-GAAP income before income taxes.
Other
During the three and six months ended July 3, 2026, the company recorded charges of $9 million and $19 million, respectively, related to an indemnification agreement entered into as a part of the refranchising of certain bottling operations. Additionally, the company recorded charges of $6 million and $10 million, respectively, related to North America modernization initiatives. The company also recorded net charges of $5 million and $8 million, respectively, related to tax litigation expense and charges of $3 million and $7 million, respectively, for the amortization of noncompete agreements related to the BODYARMOR acquisition in 2021.
During the three and six months ended June 27, 2025, the company recorded charges of $4 million and $7 million, respectively, for the amortization of noncompete agreements related to the BODYARMOR acquisition. The company also recorded net charges of $2 million and $5 million, respectively, related to tax litigation expense. Additionally, the company recorded a benefit of $1 million and a charge of $8 million, respectively, related to an indemnification agreement entered into as a part of the refranchising of certain bottling operations.
During the six months ended June 27, 2025, the company recorded a charge of $36 million related to non-U.S. pension curtailment and special termination benefits. The company also recorded a charge of $2 million related to restructuring our manufacturing operations in the United States.

Certain Tax Matters
During the three and six months ended July 3, 2026, the company recorded net income tax expense of $13 million and a net income tax benefit of $181 million, respectively, primarily associated with return to provision adjustments and $11 million and $43 million, respectively, of excess tax benefits associated with the company’s stock‑based compensation arrangements. The company also recorded net income tax benefits of $42 million and $95 million, respectively, for changes to the company’s uncertain tax positions, including interest and penalties, as well as for various discrete tax items.
During the three and six months ended June 27, 2025, the company recorded net income tax expense of $21 million and $35 million, respectively, primarily associated with return to provision adjustments and $6 million and $25 million, respectively, of excess tax benefits associated with the company’s stock-based compensation arrangements. The company also recorded net income tax benefits of $27 million and $165 million, respectively, for changes to our uncertain tax positions, including interest and penalties, as well as for various discrete tax items.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(In millions except per share data)

	Three Months Ended July 3, 2026
	Net operating revenues	Cost of goods sold	Gross profit	Gross margin	Selling, general and administrative expenses	Other operating charges	Operating income	Operating margin
Reported (GAAP)	$13,380	$4,965	$8,415	62.9%	$3,720	$23	$4,672	34.9%
Items Impacting Comparability:
Asset Impairments	—	—	—		—	—	—
Equity Investees	—	—	—		—	—	—
Transaction Gains/Losses	—	—	—		—	—	—
Restructuring	—	—	—		—	—	—
Other Items	(7)	(70)	63		—	(23)	86
Certain Tax Matters	—	—	—		—	—	—
Comparable (Non-GAAP)	$13,373	$4,895	$8,478	63.4%	$3,720	$—	$4,758	35.6%

	Three Months Ended June 27, 2025
	Net operating revenues	Cost of goods sold	Gross profit	Gross margin	Selling, general and administrative expenses	Other operating charges	Operating income	Operating margin
Reported (GAAP)	$12,535	$4,714	$7,821	62.4%	$3,470	$71	$4,280	34.1%
Items Impacting Comparability:
Asset Impairments	—	—	—		—	(31)	31
Equity Investees	—	—	—		—	—	—
Transaction Gains/Losses	—	—	—		—	(7)	7
Restructuring	—	—	—		—	(28)	28
Other Items	82	52	30		—	(5)	35
Certain Tax Matters	—	—	—		—	—	—
Comparable (Non-GAAP)	$12,617	$4,766	$7,851	62.2%	$3,470	$—	$4,381	34.7%

	Net operating revenues	Cost of goods sold	Gross profit		Selling, general and administrative expenses	Other operating charges	Operating income
% Change — Reported (GAAP)	7	5	8		7	(68)	9
% Currency Impact	2	0	3		1	—	5
% Change — Currency Neutral (Non-GAAP)	5	5	5		6	—	5

% Change — Comparable (Non-GAAP)	6	3	8		7	—	9
% Comparable Currency Impact (Non-GAAP)	1	0	2		1	—	2
% Change — Comparable Currency Neutral (Non-GAAP)	5	3	6		6	—	6
Note: Certain columns may not add due to rounding. Certain growth rates may not recalculate using the rounded dollar amounts provided.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(In millions except per share data)

	Three Months Ended July 3, 2026
	Interest expense	Equity income (loss) — net	Other income (loss) — net	Income before income taxes	Income taxes[1]	Effective tax rate	Net income[3]	Diluted net income per share
Reported (GAAP)	$369	$604	$370	$5,475	$1,037	18.9%	$4,425	$1.03
Items Impacting Comparability:
Asset Impairments	—	—	—	—	—		—	—
Equity Investees	—	(11)	—	(11)	(1)		(10)	—
Transaction Gains/Losses	—	—	(66)	(66)	—		(66)	(0.02)
Restructuring	—	—	—	—	—		—	—
Other Items	7	—	(247)	(168)	(35)		(133)	(0.03)
Certain Tax Matters	—	—	—	—	40		(40)	(0.01)
Comparable (Non-GAAP)	$376	$593	$57	$5,230	$1,041	19.9% [2]	$4,176	$0.97

	Three Months Ended June 27, 2025
	Interest expense	Equity income (loss) — net	Other income (loss) — net	Income before income taxes	Income taxes[1]	Effective tax rate	Net income[3]	Diluted net income per share
Reported (GAAP)	$445	$561	$212	$4,796	$993	20.7%	$3,810	$0.88
Items Impacting Comparability:
Asset Impairments	—	—	40	71	8		63	0.01
Equity Investees	—	20	—	20	2		18	—
Transaction Gains/Losses	—	—	(74)	(67)	(14)		(53)	(0.01)
Restructuring	—	—	—	28	7		21	—
Other Items	6	—	(131)	(102)	(21)		(81)	(0.02)
Certain Tax Matters	—	—	—	—	12		(12)	—
Comparable (Non-GAAP)	$451	$581	$47	$4,746	$987	20.8%	$3,766	$0.87

	Interest expense	Equity income (loss) — net	Other income (loss) — net	Income before income taxes	Income taxes[1]		Net income[3]	Diluted net income per share
% Change — Reported (GAAP)	(17)	8	74	14	4		16	16
% Change — Comparable (Non-GAAP)	(17)	2	17	10	5		11	11
Note: Certain columns may not add due to rounding. Certain growth rates may not recalculate using the rounded dollar amounts provided.
1 The income tax adjustments are the calculated income tax benefits (charges) at the applicable tax rate for each of the items impacting comparability with the exception of certain tax matters discussed above.
2 This does not include the impact of the ongoing tax litigation with the U.S. Internal Revenue Service, if the company were not to prevail.
3 This represents net income attributable to shareowners of The Coca-Cola Company.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(In millions except per share data)

	Six Months Ended July 3, 2026
	Net operating revenues	Cost of goods sold	Gross profit	Gross margin	Selling, general and administrative expenses	Other operating charges	Operating income	Operating margin
Reported (GAAP)	$25,852	$9,585	$16,267	62.9%	$7,192	$44	$9,031	34.9%
Items Impacting Comparability:
Asset Impairments	—	—	—		—	—	—
Equity Investees	—	—	—		—	—	—
Transaction Gains/Losses	—	—	—		—	—	—
Restructuring	—	—	—		—	—	—
Other Items	(8)	9	(17)		—	(44)	27
Certain Tax Matters	—	—	—		—	—	—
Comparable (Non-GAAP)	$25,844	$9,594	$16,250	62.9%	$7,192	$—	$9,058	35.0%

	Six Months Ended June 27, 2025
	Net operating revenues	Cost of goods sold	Gross profit	Gross margin	Selling, general and administrative expenses	Other operating charges	Operating income	Operating margin
Reported (GAAP)	$23,664	$8,877	$14,787	62.5%	$6,704	$144	$7,939	33.6%
Items Impacting Comparability:
Asset Impairments	—	—	—		—	(31)	31
Equity Investees	—	—	—		—	—	—
Transaction Gains/Losses	—	—	—		—	(54)	54
Restructuring	—	—	—		—	(39)	39
Other Items	169	84	85		—	(20)	105
Certain Tax Matters	—	—	—		—	—	—
Comparable (Non-GAAP)	$23,833	$8,961	$14,872	62.4%	$6,704	$—	$8,168	34.3%

	Net operating revenues	Cost of goods sold	Gross profit		Selling, general and administrative expenses	Other operating charges	Operating income
% Change — Reported (GAAP)	9	8	10		7	(70)	14
% Currency Impact	2	1	3		2	—	4
% Change — Currency Neutral (Non-GAAP)	7	7	7		5	—	10

% Change — Comparable (Non-GAAP)	8	7	9		7	—	11
% Comparable Currency Impact (Non-GAAP)	2	1	2		2	—	2
% Change — Comparable Currency Neutral (Non-GAAP)	7	6	7		5	—	9
Note: Certain columns may not add due to rounding. Certain growth rates may not recalculate using the rounded dollar amounts provided.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(In millions except per share data)

	Six Months Ended July 3, 2026
	Interest expense	Equity income (loss) — net	Other income (loss) — net	Income before income taxes	Income taxes[1]	Effective tax rate	Net income[3]	Diluted net income per share
Reported (GAAP)	$744	$988	$391	$10,086	$1,682	16.7%	$8,349	$1.94
Items Impacting Comparability:
Asset Impairments	—	—	—	—	—		—	—
Equity Investees	—	22	—	22	2		20	—
Transaction Gains/Losses	—	—	(56)	(56)	—		(56)	(0.01)
Restructuring	—	—	—	—	—		—	—
Other Items	13	—	(161)	(147)	(32)		(115)	(0.03)
Certain Tax Matters	—	—	—	—	319		(319)	(0.07)
Comparable (Non-GAAP)	$757	$1,010	$174	$9,905	$1,971	19.9% [2]	$7,879	$1.83

	Six Months Ended June 27, 2025
	Interest expense	Equity income (loss) — net	Other income (loss) — net	Income before income taxes	Income taxes[1]	Effective tax rate	Net income[3]	Diluted net income per share
Reported (GAAP)	$832	$912	$466	$8,853	$1,715	19.4%	$7,140	$1.65
Items Impacting Comparability:
Asset Impairments	—	—	65	96	8		88	0.02
Equity Investees	—	28	—	28	2		26	0.01
Transaction Gains/Losses	—	—	(405)	(351)	(92)		(259)	(0.06)
Restructuring	—	—	—	39	10		29	0.01
Other Items	12	—	(51)	42	13		29	0.01
Certain Tax Matters	—	—	—	—	155		(155)	(0.04)
Comparable (Non-GAAP)	$844	$940	$75	$8,707	$1,811	20.8%	$6,898	$1.60

	Interest expense	Equity income (loss) — net	Other income (loss) — net	Income before income taxes	Income taxes[1]		Net income[3]	Diluted net income per share
% Change — Reported (GAAP)	(11)	8	(16)	14	(2)		17	17
% Change — Comparable (Non-GAAP)	(10)	7	134	14	9		14	14
Note: Certain columns may not add due to rounding. Certain growth rates may not recalculate using the rounded dollar amounts provided.
1 The income tax adjustments are the calculated income tax benefits (charges) at the applicable tax rate for each of the items impacting comparability with the exception of certain tax matters discussed above.
2 This does not include the impact of the ongoing tax litigation with the U.S. Internal Revenue Service, if the company were not to prevail.
3 This represents net income attributable to shareowners of The Coca-Cola Company.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures

Diluted Net Income Per Share:
Three Months Ended July 3, 2026
% Change — Reported (GAAP)	16
% Currency Impact	4
% Change — Currency Neutral (Non-GAAP)	12

% Impact of Items Impacting Comparability (Non-GAAP)	5
% Change — Comparable (Non-GAAP)	11
% Comparable Currency Impact (Non-GAAP)	2
% Change — Comparable Currency Neutral (Non-GAAP)	9

Six Months Ended July 3, 2026
% Change — Reported (GAAP)	17
% Currency Impact	5
% Change — Currency Neutral (Non-GAAP)	12

% Impact of Items Impacting Comparability (Non-GAAP)	3
% Change — Comparable (Non-GAAP)	14
% Comparable Currency Impact (Non-GAAP)	3
% Change — Comparable Currency Neutral (Non-GAAP)	12
Note: Certain columns may not add due to rounding.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(In millions)

Net Operating Revenues by Operating Segment and Corporate:

	Three Months Ended July 3, 2026
	EMEA	Latin America	North America	Asia Pacific	Bottling Investments	Corporate	Eliminations	Consolidated
Reported (GAAP)	$3,240	$1,839	$5,408	$1,581	$1,527	$37	$(252)	$13,380
Items Impacting Comparability:
Other Items	3	(12)	(3)	5	—	—	—	(7)
Comparable (Non-GAAP)	$3,243	$1,827	$5,405	$1,586	$1,527	$37	$(252)	$13,373

	Three Months Ended June 27, 2025
	EMEA	Latin America	North America	Asia Pacific	Bottling Investments	Corporate	Eliminations	Consolidated
Reported (GAAP)	$3,176	$1,587	$5,029	$1,572	$1,411	$39	$(279)	$12,535
Items Impacting Comparability:
Other Items	30	24	11	17	—	—	—	82
Comparable (Non-GAAP)	$3,206	$1,611	$5,040	$1,589	$1,411	$39	$(279)	$12,617

	EMEA	Latin America	North America	Asia Pacific	Bottling Investments	Corporate	Eliminations	Consolidated
% Change — Reported (GAAP)	2	16	7	1	8	(2)	10	7
% Currency Impact	2	11	0	(1)	0	(1)	—	2
% Change — Currency Neutral (Non-GAAP)	0	5	7	2	9	(1)	—	5
% Acquisitions and Divestitures	(3)	0	0	0	(2)	0	—	(1)
% Change — Organic Revenues (Non-GAAP)	3	5	7	2	10	(1)	—	6

% Change — Comparable (Non-GAAP)	1	13	7	0	8	(2)	—	6
% Comparable Currency Impact (Non-GAAP)	1	9	0	(2)	0	(1)	—	1
% Change — Comparable Currency Neutral (Non-GAAP)	0	5	7	2	9	(1)	—	5
Note: Certain columns may not add due to rounding. Certain growth rates may not recalculate using the rounded dollar amounts provided.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(In millions)

Net Operating Revenues by Operating Segment and Corporate:

	Six Months Ended July 3, 2026
	EMEA	Latin America	North America	Asia Pacific	Bottling Investments	Corporate	Eliminations	Consolidated
Reported (GAAP)	$6,252	$3,517	$10,301	$3,089	$3,167	$69	$(543)	$25,852
Items Impacting Comparability:
Other Items	(5)	2	(7)	2	—	—	—	(8)
Comparable (Non-GAAP)	$6,247	$3,519	$10,294	$3,091	$3,167	$69	$(543)	$25,844

	Six Months Ended June 27, 2025
	EMEA	Latin America	North America	Asia Pacific	Bottling Investments	Corporate	Eliminations	Consolidated
Reported (GAAP)	$5,833	$3,064	$9,390	$2,993	$2,874	$65	$(555)	$23,664
Items Impacting Comparability:
Other Items	46	72	14	37	—	—	—	169
Comparable (Non-GAAP)	$5,879	$3,136	$9,404	$3,030	$2,874	$65	$(555)	$23,833

	EMEA	Latin America	North America	Asia Pacific	Bottling Investments	Corporate	Eliminations	Consolidated
% Change — Reported (GAAP)	7	15	10	3	10	7	2	9
% Currency Impact	4	8	0	0	2	0	—	2
% Change — Currency Neutral (Non-GAAP)	3	7	9	3	8	8	—	7
% Acquisitions and Divestitures	(3)	0	0	0	(2)	0	—	(1)
% Change — Organic Revenues (Non-GAAP)	6	7	9	3	10	8	—	8

% Change — Comparable (Non-GAAP)	6	12	9	2	10	7	—	8
% Comparable Currency Impact (Non-GAAP)	3	6	0	(1)	2	0	—	2
% Change — Comparable Currency Neutral (Non-GAAP)	3	6	9	3	8	8	—	7
Note: Certain columns may not add due to rounding. Certain growth rates may not recalculate using the rounded dollar amounts provided.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(In millions)

Operating Income (Loss) by Operating Segment and Corporate:

	Three Months Ended July 3, 2026
	EMEA	Latin America	North America	Asia Pacific	Bottling Investments	Corporate	Consolidated
Reported (GAAP)	$1,309	$1,177	$1,695	$656	$91	$(256)	$4,672
Items Impacting Comparability:
Asset Impairments	—	—	—	—	—	—	—
Transaction Gains/Losses	—	—	—	—	—	—	—
Restructuring	—	—	—	—	—	—	—
Other Items	3	(12)	74	5	(1)	17	86
Comparable (Non-GAAP)	$1,312	$1,165	$1,769	$661	$90	$(239)	$4,758

	Three Months Ended June 27, 2025
	EMEA	Latin America	North America	Asia Pacific	Bottling Investments	Corporate	Consolidated
Reported (GAAP)	$1,325	$957	$1,621	$647	$59	$(329)	$4,280
Items Impacting Comparability:
Asset Impairments	—	31	—	—	—	—	31
Transaction Gains/Losses	—	—	—	—	—	7	7
Restructuring	—	—	—	—	—	28	28
Other Items	33	24	(45)	17	1	5	35
Comparable (Non-GAAP)	$1,358	$1,012	$1,576	$664	$60	$(289)	$4,381

	EMEA	Latin America	North America	Asia Pacific	Bottling Investments	Corporate	Consolidated
% Change — Reported (GAAP)	(1)	23	4	1	55	22	9
% Currency Impact	4	15	1	1	(24)	(1)	5
% Change — Currency Neutral (Non-GAAP)	(5)	8	4	0	79	24	5

% Impact of Items Impacting Comparability (Non-GAAP)	2	8	(8)	2	4	5	1
% Change — Comparable (Non-GAAP)	(3)	15	12	(1)	51	18	9
% Comparable Currency Impact (Non-GAAP)	2	11	0	(1)	(24)	(2)	2
% Change — Comparable Currency Neutral (Non-GAAP)	(5)	4	12	0	75	19	6
Note: Certain columns may not add due to rounding. Certain growth rates may not recalculate using the rounded dollar amounts provided.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(In millions)

Operating Income (Loss) by Operating Segment and Corporate:

	Six Months Ended July 3, 2026
	EMEA	Latin America	North America	Asia Pacific	Bottling Investments	Corporate	Consolidated
Reported (GAAP)	$2,568	$2,215	$3,301	$1,192	$282	$(527)	$9,031
Items Impacting Comparability:
Asset Impairments	—	—	—	—	—	—	—
Transaction Gains/Losses	—	—	—	—	—	—	—
Restructuring	—	—	—	—	—	—	—
Other Items	(7)	2	(1)	2	(3)	34	27
Comparable (Non-GAAP)	$2,561	$2,217	$3,300	$1,194	$279	$(493)	$9,058

	Six Months Ended June 27, 2025
	EMEA	Latin America	North America	Asia Pacific	Bottling Investments	Corporate	Consolidated
Reported (GAAP)	$2,390	$1,861	$2,962	$1,271	$178	$(723)	$7,939
Items Impacting Comparability:
Asset Impairments	—	31	—	—	—	—	31
Transaction Gains/Losses	—	—	—	—	—	54	54
Restructuring	—	—	—	—	—	39	39
Other Items	52	72	(74)	37	(2)	20	105
Comparable (Non-GAAP)	$2,442	$1,964	$2,888	$1,308	$176	$(610)	$8,168

	EMEA	Latin America	North America	Asia Pacific	Bottling Investments	Corporate	Consolidated
% Change — Reported (GAAP)	7	19	11	(6)	60	27	14
% Currency Impact	5	10	1	2	0	(2)	4
% Change — Currency Neutral (Non-GAAP)	3	9	11	(8)	60	29	10

% Impact of Items Impacting Comparability (Non-GAAP)	3	6	(3)	3	0	8	3
% Change — Comparable (Non-GAAP)	5	13	14	(9)	60	19	11
% Comparable Currency Impact (Non-GAAP)	2	6	0	(1)	0	(2)	2
% Change — Comparable Currency Neutral (Non-GAAP)	2	7	14	(8)	60	21	9
Note: Certain columns may not add due to rounding. Certain growth rates may not recalculate using the rounded dollar amounts provided.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures

Operating Margin:
	Three Months Ended July 3, 2026	Three Months Ended June 27, 2025	Basis Point Growth (Decline)
Reported Operating Margin (GAAP)	34.92%	34.15%	77
Items Impacting Comparability (Non-GAAP)	(0.66)%	(0.57)%
Comparable Operating Margin (Non-GAAP)	35.58%	34.72%	86
Comparable Currency Impact (Non-GAAP)	0.42%	0.00%
Comparable Currency Neutral Operating Margin (Non-GAAP)	35.16%	34.72%	44
Impact of Acquisitions and Divestitures on Comparable Currency Neutral Operating Margin (Non-GAAP)	0.00%	(0.20)%
Underlying Operating Margin (Non-GAAP)	35.16%	34.92%	24

	Six Months Ended July 3, 2026	Six Months Ended June 27, 2025	Basis Point Growth (Decline)
Reported Operating Margin (GAAP)	34.93%	33.55%	138
Items Impacting Comparability (Non-GAAP)	(0.12)%	(0.73)%
Comparable Operating Margin (Non-GAAP)	35.05%	34.28%	77
Comparable Currency Impact (Non-GAAP)	0.10%	0.00%
Comparable Currency Neutral Operating Margin (Non-GAAP)	34.95%	34.28%	67
Impact of Acquisitions and Divestitures on Comparable Currency Neutral Operating Margin (Non-GAAP)	0.00%	(0.22)%
Underlying Operating Margin (Non-GAAP)	34.95%	34.50%	45

Free Cash Flow (In millions):
Six Months Ended July 3, 2026
Net Cash Provided by (Used in) Operating Activities (GAAP)	$7,543
Purchases of Property, Plant and Equipment (GAAP)	(684)
Free Cash Flow (Non-GAAP)	$6,859

Projected 2026 Free Cash Flow (In billions):
Year Ending December 31, 2026
Projected GAAP Net Cash Provided by Operating Activities	$14.6
Projected GAAP Purchases of Property, Plant and Equipment	(2.2)
Projected Free Cash Flow (Non-GAAP)	$12.4

About The Coca-Cola Company
The Coca-Cola Company (NYSE: KO) is a total beverage company with products sold in more than 200 countries and territories. Our company’s purpose is to refresh the world and make a difference. We sell multiple billion-dollar brands across several beverage categories worldwide. Our portfolio of sparkling soft drink brands includes
Coca-Cola, Sprite and Fanta. Our water, sports, coffee and tea brands include Dasani, smartwater, vitaminwater, Topo Chico, BODYARMOR, Powerade, Costa, Georgia, Fuze Tea, Gold Peak and Ayataka. Our juice, value-added dairy and plant-based beverage brands include Minute Maid, Simply, innocent, Del Valle, fairlife and Santa Clara. We’re constantly transforming our portfolio, from reducing sugar in our drinks to bringing innovative new products to market. We seek to positively impact people’s lives, communities and the planet through water replenishment, packaging recycling, sustainable sourcing practices and carbon emissions reductions across our value chain. Together with our bottling partners, we employ more than 700,000 people, helping bring economic opportunity to local communities worldwide. Learn more at www.coca-colacompany.com and follow us on Instagram, Facebook and LinkedIn.
The information contained on, or that may be accessed through, our website or social media channels is not incorporated by reference into, and is not a part of, this document.

Forward-Looking Statements
This press release may contain statements, estimates or projections that constitute “forward-looking statements” as defined under U.S. federal securities laws. Generally, the words “believe,” “opportunity,” “ahead,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “will” and similar expressions identify forward-looking statements, which generally are not historical in nature. Forward-looking statements are subject to certain risks and uncertainties that could cause The Coca-Cola Company’s actual results to differ materially from its historical experience and our present expectations or projections. These risks include, but are not limited to, unfavorable economic and geopolitical conditions, including the direct or indirect negative impacts of geopolitical conflicts; increased competition; an inability to be successful in our innovation activities; changes in the retail landscape or the loss of key customers; an inability to expand our business in emerging and developing markets; an inability to successfully manage the potential negative consequences of our productivity initiatives; an inability to attract, retain and inspire outstanding talent; disruption of our supply chain, including increased commodity, raw material, packaging, energy, transportation and other input costs; an inability to successfully integrate and manage our acquired businesses, brands or bottling operations or an inability to realize a significant portion of the anticipated benefits of our joint ventures or strategic relationships; failure by our third-party service providers and business partners to satisfactorily fulfill their commitments and responsibilities, or such third parties experience adverse events; an inability to renew collective bargaining agreements on satisfactory terms, or we or our bottling partners experience strikes, work stoppages, labor shortages or labor unrest; obesity and other health-related concerns; evolving consumer product and shopping preferences; product safety and quality concerns; perceived negative health consequences of processing and of certain ingredients, such as nutritive and non-nutritive sweeteners, color additives and biotechnology-derived substances, and of other substances present in our beverage products or packaging materials; failure to digitalize the Coca-Cola system; damage to our brand image, corporate reputation and social license to operate from negative publicity, whether or not warranted, concerning product safety or quality, workplace and human rights, obesity or other issues; an inability to successfully manage new product launches; an inability to maintain good relationships with our bottling partners; deterioration in our bottling partners’ financial condition; an inability to successfully manage our refranchising activities or divestitures of certain brands or businesses; increases in income tax rates, changes in income tax laws or the unfavorable resolution of tax matters, including the outcome of our ongoing tax dispute or any related disputes with the U.S. Internal Revenue Service (“IRS”); the possibility that the assumptions used to calculate our estimated aggregate incremental tax and interest liability related to the potential unfavorable outcome of the ongoing tax dispute with the IRS could significantly change; increased or new indirect taxes; changes in laws and regulations relating to beverage containers and packaging; significant additional labeling or warning requirements or limitations on the marketing or sale of our products; litigation claims or legal proceedings; conducting business in markets with high-risk legal compliance environments; failure to adequately protect, or disputes relating to, trademarks, formulas and other intellectual property rights; changes in, or failure to comply with, the laws and regulations applicable to our products or our business operations; fluctuations in foreign currency exchange rates; interest rate increases; an inability to achieve our overall long-term growth objectives; default by or failure of one or more of our counterparty financial institutions; impairment charges; an inability to protect our information systems against service interruption, misappropriation of data or cybersecurity incidents, including the recent unauthorized access incident experienced at fairlife; failure to comply with privacy and data protection laws; evolving sustainability regulatory requirements and expectations; increasing concerns about the environmental impact of plastic bottles and other packaging materials; water scarcity and poor quality; increased demand for food products, decreased agricultural productivity and increased regulation of ingredient sourcing due diligence; climate change and legal or regulatory responses thereto; adverse weather conditions; and other risks discussed in our filings with the Securities and Exchange Commission (“SEC”), including our Annual Report on Form 10-K for the year ended December 31, 2025 and subsequently filed Quarterly Report on Form 10-Q, which are available from the SEC. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. We undertake no obligation to publicly update or revise any forward-looking statements.